EXHIBIT 99.1

HomeNet Communications Contacts:
Russell Page, 801-523-3730(wk)/801-787-8435(cell), rpage@politis.com, for HomeNet Communications David Politis, 801-523-3730(wk)/801-556-8184(cell), dpolitis@politis.com, HomeNet Communications

FOR IMMEDIATE RELEASE

HomeNet Communications Teams with Level 3 to Expand VoIP Offerings

         'integrated Triple Play Provider' joins forces with Level 3 to offer local numbers to 26 million households

PROVO, Utah - October 27, 2004 - HomeNet Communications, Inc., a pioneer in iTPP(TM) (integrated Triple Play Provider) voice, video and data services, today announced it has signed an agreement to join the Level(3)EnabledSM Partner Program to use (3)VoIP Enhanced SM service from Level 3 Communications, Inc. in more than 50 major US markets.

VoIP, or Voice over Internet Protocol, is the technology that allows telephone calls to be made via the Internet.

As a Level(3)Enabled partner, HomeNet Communications (www.homenetcommunications.com), will use Level 3's (3)VoIP Enhanced Local residential phone service to its current fiber-optic telephony solutions and to offer national and international long-distance telephony services to all HomeNet markets. HomeNet offers integrated triple play services (voice, video and data) over municipal-owned, fiber-optic broadband networks and will soon offer these services over the iProvo network in Provo, Utah.

"Partnering with Level 3 allows us to offer HomeNet's local VoIP service to more than 50 major markets in the U.S. as well as provide national and international long-distance service for our customers," said Kelly Ryan, chief executive officer of HomeNet Communications. "HomeNet VoIP customers now have a very competitively priced voice solution as a new alternative to traditional phone service and pricing."

(3)VoIP Enhanced Local Service
Level 3's (3)VoIP Enhanced Local service allows HomeNet Communications to enhance and develop residential voice services using Level 3 provided building blocks, including:

         o Local calling (including access to the PSTN),
         o Local phone numbers,
         o Operator assistance,
         o Directory listings and assistance,
         o E911 emergency services, and
         o Local number portability.

(3)VoIP Enhanced Local service provides these essential components while enabling HomeNet Communications to retain the flexibility to manage and control end-user features without the headaches of implementing complex interconnection arrangements.

"Level 3 has given us the ability to expand our HomeNet VoIP offering across the country and to offer a more robust package for our customers," Ryan said. "Now when a customer selects HomeNet VoIP, they can get unlimited nationwide calling as well as make very affordable calls to Canada and Mexico. Long distance phone service will be significantly cheaper."

About HomeNet Communications
----------------------------
Headquartered in Provo, Utah, HomeNet Communications is a full-service iTPP(TM) (integrated Triple Play Provider) offering the first-ever municipal delivery of true 1Gbps fiber optic video, voice and data content to homes and businesses through one voice/data connection. HomeNet combines high-speed network connectivity with DVD-quality video, digitally clear telephone conversation and ultra high-speed Internet connectivity at prices competitive with traditional service providers.

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The Level 3 logo is a registered service mark and Level(3)Enabled is a service mark of Level 3 Communications, Inc. in the United States and/or other countries. (3)Tone is a service mark of Level 3 Enhanced Services, LLC in the United States and/or other countries. (3)Tone Business service is provided by Level 3 Enhanced Services, LLC., a wholly owned subsidiary of Level 3 Communications, Inc.

This news release contains forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended. Such statements are subject to risks and uncertainties that could cause actual results to vary materially from those projected in the forward-looking statements. The Company may experience significant fluctuations in future operating results due to a number of economic conditions, risks in product and technology development, liquidity constraints, the effect of the Company's accounting policies and other risk factors detailed in the Company's SEC filings. These factors and others could cause operating results to vary significantly from those in prior periods and those projected in forward-looking statements. Additional information with respect to these and other factors, which could materially affect the Company and its operations, are included on certain forms the Company files with the Securities and Exchange Commission.